YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ZEROSTACK CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 19, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.

1. Election of Directors

	FOR	AGAINST	ABSTAIN
(1) Daniel Reis-Faria	☐	☐	☐
(2) Michael Heinrich	☐	☐	☐
(3) Edward Woo	☐	☐	☐
(4) Manfred Leventhal	☐	☐	☐
(5) Laurence Zeifman	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Reappointment of independent registered public accounting firm. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Approval of the issuance of common shares of the Company to be exchanged for shares of Texas Blocker Corp. in connection with the Company's private placement transactions pursuant to the share exchange agreement dated March 31, 2026. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Approval of the grant of stock options to the Company's Chief Executive Officer, Chief Financial Officer and Executive Chairman. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. Approval of an amendment to the Company's 2022 Incentive Compensation Plan to (i) increase the number of shares issuable thereunder from 1,506,892 to 3,006,892 shares of common stock, (ii) increase the number of Incentive Stock Options issuable thereunder from 847,843 to 1,695,686 and (iii) update all mentions of "Flora Growth Corp." to "ZeroStack Corp." FOR ☐ AGAINST ☐ ABSTAIN ☐

6. Give the Company's board of directors the authority, at its discretion, to change the jurisdiction of incorporation of the Company from the Province of Ontario to the State of Texas. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. Approval of the ratification of an amendment to the bylaws of the Company to divide the directors of the Company's board of directors into three classes, with directors in each class to serve staggered three-year terms. FOR ☐ AGAINST ☐ ABSTAIN ☐

8. Approval of one or more adjournments or postponements of the Annual and Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual and Special Meeting to approve one or more of Proposals Nos. 1-7 at the time of such adjournment or postponement or if otherwise determined by the chairperson of the Meeting to be necessary or appropriate. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ZEROSTACK CORP.

The undersigned appoints Dany Vaiman or, failing him, Daniel Reis-Faria as proxy with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the common shares of ZeroStack Corp. held of record by the undersigned at the close of business on May 20, 2026 at the Annual and Special Meeting of Shareholders of ZeroStack Corp. to be held on July 20, 2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7 AND PROPOSAL 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF ZEROSTACK CORP.

(Continued and to be marked, dated and signed, on the other side)